Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
THURSDAY, JULY 30, 2015 AT 8:00 AM	Robert Jordheim
Executive Vice President,
Chief Financial Officer rjordheim@rtix.com
Wendy Crites Wacker, APR
Vice President, Global Communications wwacker@rtix.com
Phone (386) 418-8888

RTI SURGICAL™ ANNOUNCES 2015 SECOND QUARTER RESULTS

– Company Achieves Record Quarterly Revenues –

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (July 30, 2015) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the second quarter of 2015 as follows:

Quarterly Highlights:

•	Achieved revenues of $71.6 million, a 10 percent increase on a constant currency basis over the second quarter of 2014, and exceeding guidance of $70 to $71 million.

•	Achieved net income per fully diluted share of $0.05, exceeding guidance of $0.04.

•	Achieved revenues of $13.1 million in the orthofixation business, a 48 percent increase over the second quarter of 2014.

•	Achieved revenues of $10.5 million in the BGS and general orthopedic business, a 15 percent increase over the second quarter of 2014.

•	Achieved revenues of $6.2 million in the dental business, a 21 percent increase over the second quarter of 2014.

Worldwide revenues were $71.6 million for the second quarter of 2015 compared to revenues of $66 million for the second quarter of 2014. Domestic revenues were $66 million for the second quarter of 2015 compared to revenues of $59 million for the second quarter of 2014. International revenues were $5.6 million for the second quarter of 2015 compared to revenues of $7 million for the second quarter of 2014. On a constant currency basis, international revenues for the second quarter of 2015 decreased 7 percent compared to the second quarter of 2014.

“Our results for the second quarter were strong with revenues and earnings exceeding our expectations,” said Brian K. Hutchison, president and chief executive officer. “In base biologics, which includes allograft and xenograft implants, we saw slight growth over the prior year. In hardware, which includes metals and synthetic-based implants, we saw growth of 14 percent. For focused products, which includes map3® cellular allogeneic bone graft, Fortiva® porcine dermis and nanOss advanced bone graft substitute, we grew 80 percent.”

For the second quarter of 2015, the company reported a net income applicable to common shares of $2.7 million and net income per fully diluted common share of $0.05, based on 58.8 million fully diluted shares outstanding, compared to net income applicable to common shares of $1.6 million and net income per fully diluted common share of $0.03 for the second quarter of 2014, based on 57.1 million fully diluted shares outstanding.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $10.8 million for the second quarter of 2015 (15 percent of second quarter 2015 revenues) compared to $8.8 million for the second quarter of 2014 (13 percent of second quarter 2014 revenues).

Fiscal 2015 and Third Quarter Outlook

Based on results from the first half of the year, the company is narrowing its full year revenue guidance for 2015. The company now expects full year revenues for 2015 to be between $282 million and $286 million, as compared to prior guidance of between $281 million and $286 million. The company now expects full year net income per fully diluted common share to be in the range of $0.20 to $0.23 based on 58.7 million fully diluted common shares outstanding, as compared to prior guidance of $0.19 to $0.23.

For the third quarter of 2015, the company expects revenues to be between $69 million and $70 million and net income per fully diluted common share to be approximately $0.05, based on 58.8 million fully diluted shares outstanding.

“The third quarter has traditionally been impacted by seasonal trends in surgeries,” Hutchison said, “however, based on our results from the first half, I am optimistic that we can capitalize on our momentum and meet our growth goals for the year.”

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the second quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$71,609	$66,029	$139,643	$126,774
Costs of processing and distribution	34,406	30,975	65,441	65,522

Gross profit	37,203	35,054	74,202	61,252

Expenses:
Marketing, general and administrative	27,369	27,302	54,624	53,156
Research and development	4,119	3,342	7,699	7,174

Total operating expenses	31,488	30,644	62,323	60,330

Operating income	5,715	4,410	11,879	922

Total other expense - net	(287)	(485)	(581)	(840)

Income before income tax provision	5,428	3,925	11,298	82
Income tax provision	(1,923)	(1,564)	(4,051)	(31)

Net income	3,505	2,361	7,247	51

Convertible preferred dividend	(820)	(784)	(1,628)	(1,534)

Net income (loss) applicable to common shares	$2,685	$1,577	$5,619	$(1,483)

Net income (loss) per common share - basic	$0.05	$0.03	$0.10	$(0.03)

Net income (loss) per common share - diluted	$0.05	$0.03	$0.10	$(0.03)

Weighted average shares outstanding - basic	57,523,447	56,714,512	57,301,204	56,584,579

Weighted average shares outstanding - diluted	58,755,954	57,077,552	58,342,045	56,584,579

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$2,685	$1,577	$5,619	$(1,483)
Interest expense, net	326	437	642	770
Provision for income taxes	1,923	1,564	4,051	31
Depreciation	3,257	2,738	6,201	5,274
Amortization of intangible assets	1,123	1,125	2,145	2,253

EBITDA	9,314	7,441	18,658	6,845
Reconciling items for Adjusted EBITDA
Preferred dividend	820	784	1,628	1,534
Non-cash stock based compensation	680	533	1,253	1,023
FX (gain) loss	(39)	48	(61)	70
Other reconciling items
Inventory purchase accounting adjustment (1)	—	—	—	5,708

Adjusted EBITDA	$10,775	$8,806	$21,478	$15,180

Adjusted EBITDA as a percent of revenues	15%	13%	15%	12%

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company discloses adjusted EBITDA, a non-GAAP financial measure that excludes certain amounts. This non-GAAP financial measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measure to the corresponding GAAP measure is included in the table above.

The following is an explanation of the adjustment that management excluded as part of adjusted measures for the six month period ended June 30, 2014 as well as the reason for excluding the individual item:

(1)	2014 Inventory purchase accounting adjustment – This adjustment represents the purchase price effects on the sale of inventory acquired in the Pioneer Surgical Technologies, Inc. acquisition in 2013, which have been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted EBITDA in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase accounting adjustment. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Spine	$20,068	$21,346	$39,447	$40,409
Ortho fixation	13,089	8,866	23,726	16,361
Sports medicine	11,761	11,459	23,868	22,819
BGS and general orthopedic	10,470	9,088	21,399	17,235
Surgical specialties	6,606	7,182	12,616	14,460
Dental	6,198	5,140	10,953	9,786
Other revenues	3,417	2,948	7,634	5,704

Total revenues	$71,609	$66,029	$139,643	$126,774

Domestic revenues	66,017	59,006	128,705	113,821
International revenues	5,592	7,023	10,938	12,953

Total revenues	$71,609	$66,029	$139,643	$126,774

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$12,699	$15,703
Accounts receivable - net	40,212	38,833
Inventories - net	117,199	113,464
Prepaid and other current assets	27,639	29,496

Total current assets	197,749	197,496
Property, plant and equipment - net	79,563	77,028
Goodwill	54,887	54,887
Other assets - net	45,228	48,724

Total assets	$377,427	$378,135

Liabilities and Stockholders’ Equity
Accounts payable	$28,723	$26,834
Accrued expenses and other current liabilities	23,829	30,673
Current portion of long-term obligations	5,962	6,479

Total current liabilities	58,514	63,986
Deferred revenue	11,787	12,460
Long-term liabilities	78,570	81,020

Total liabilities	148,871	157,466
Preferred stock, including accrued dividends	54,554	52,834
Stockholders’ equity:
Common stock and additional paid-in capital	417,042	415,570
Accumulated other comprehensive loss	(6,433)	(3,881)
Accumulated deficit	(236,607)	(243,854)

Total stockholders’ equity	174,002	167,835

Total liabilities and stockholders’ equity	$377,427	$378,135

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$3,505	$2,361	$7,247	$51
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,380	3,863	8,346	7,527
Stock-based compensation	680	533	1,253	1,023
Amortization of deferred revenue	(1,159)	(1,207)	(3,905)	(3,006)
Other items to reconcile to net cash provided by (used in) operating activities	(1,695)	(2,928)	(6,224)	(6,280)

Net cash provided by (used in) operating activities	5,711	2,622	6,717	(685)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,312)	(3,536)	(8,577)	(8,472)
Patent and acquired intangible asset costs	(94)	(59)	(116)	(276)

Net cash used in investing activities	(4,406)	(3,595)	(8,693)	(8,748)

Cash flows from financing activities:
Proceeds from long-term obligations	—	1,000	—	5,000
Net (payments) proceeds from short-term obligations	(162)	75	348	1,308
Payments on long-term obligations	(1,513)	(12)	(3,026)	(32)
Other financing activities	1,142	247	1,696	417

Net cash (used in) provided by financing activities	(533)	1,310	(982)	6,693

Effect of exchange rate changes on cash and cash equivalents	23	—	(46)	(179)

Net increase (decrease) in cash and cash equivalents	795	337	(3,004)	(2,919)
Cash and cash equivalents, beginning of period	11,904	15,465	15,703	18,721

Cash and cash equivalents, end of period	$12,699	$15,802	$12,699	$15,802